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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ADVO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

December 15, 2005

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders of ADVO, Inc., to be held on Thursday, January 26, 2006, at the Company’s corporate headquarters, One Targeting Centre, Windsor, Connecticut, commencing at 11:30 A.M. (EST).

At the meeting, you will be asked to elect the members of the Board of Directors; to approve and adopt the Company’s 2006 Incentive Compensation Plan; to ratify the appointment of independent auditors for the fiscal year ending September 30, 2006; and to transact such other business as may properly be brought before the meeting.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for you to ask questions of general interest. Important information is contained in the accompanying proxy statement, which you are urged to read carefully.

It is important that your shares are represented and voted at the meeting, regardless of the number you own and whether you plan to attend. Accordingly, you are requested to mark, sign, date and return the enclosed proxy in the envelope provided at your earliest convenience or submit your proxy electronically through the Internet or by telephone.

Your interest and participation in the affairs of the Company are greatly appreciated.

Sincerely,

S. SCOTT HARDING

Chief Executive Officer

ADVO, INC.

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of ADVO, Inc. (the “Company”) will be held at the Company’s corporate headquarters, One Targeting Centre, Windsor, Connecticut, on Thursday, January 26, 2006, at 11:30 A.M. (EST), to consider and take action on the following items:

1. The election of eight directors, as described in the attached proxy statement, to serve until the Annual Meeting of Stockholders in 2007;

2. The approval and adoption of the 2006 Incentive Compensation Plan;

3. The ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2006; and

4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only holders of Common Stock of record at the close of business on November 28, 2005 are entitled to vote at the meeting or any adjournment thereof. A list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose related to the meeting during ordinary business hours for ten days prior to the meeting at the Company’s corporate headquarters, One Targeting Centre, Windsor, Connecticut. The Annual Report to Stockholders, Form10-K, this Proxy Statement and the Proxy Card attached hereto were first delivered to Stockholders on or about December 15, 2005.

By Order of the Board of Directors

STEPHEN L. PALMER

Secretary

Windsor, Connecticut

December 15, 2005

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

EXHIBITS

2006 Incentive Compensation Plan	Exhibit A

ADVO, INC.

PROXY STATEMENT

2006 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE MEETING

This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”) of ADVO, Inc. (the “Company” or “ADVO”), a Delaware corporation, to be held at the Company’s corporate headquarters, One Targeting Centre, Windsor, Connecticut, on Thursday, January 26, 2006 at 11:30 A.M. (EST).

What is the purpose of the Meeting?

At the Meeting, holders of ADVO Common Stock, par value $.01 per share (“Common Stock”), of record at the close of business on November 28, 2005 (the “Record Date”) will act, in person or by proxy, upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, the approval and adoption of the 2006 Incentive Compensation Plan and the ratification of the Company’s independent auditors. In addition, management will report on the Company’s performance and respond to questions from stockholders.

Who can attend the Meeting?

All holders of Common Stock as of the Record Date, or their duly appointed proxy, may attend the Meeting. If you plan to attend the Meeting, please check the appropriate box on your proxy card. The Company will then place your name on an admission list held at the entrance to the Meeting.

Who is entitled to vote at the Meeting?

Only holders of Common Stock as of the Record Date are entitled to notice of and to vote at the meeting. On the Record Date, there were 31,460,628 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

Why did I receive this proxy statement?

Pursuant to the records of the Company, you were a holder of Common Stock as of the Record Date. Your interest and participation in the affairs of the Company are greatly appreciated. The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company.

The cost of soliciting proxies on the accompanying form will be paid by the Company. The Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners of the Company’s Common Stock to secure their voting instructions, if necessary. The Company will reimburse banks, brokers, custodians, nominees and fiduciaries for their expenses in so doing. Directors, officers and regular employees of the Company, who receive no compensation for their services other than their regular salaries, may solicit proxies personally, by telephone and by electronic mail from stockholders. The Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies at an estimated cost of $10,000, which will be paid by the Company.

How do I vote?

There are four ways to vote:

1.	Through the Internet by visiting a website established for that purpose at http://www.proxyvoting.com/ad and following the instructions;

2.	By telephone by calling the toll-free number 1-866-540-5760 and following the recorded instructions;

3.	By completing and mailing your proxy card, which is enclosed herewith; or

4.	By written ballot at the Meeting.

Instead of submitting proxies by mail on the enclosed proxy card, stockholders have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Please note that there may be separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company’s stock records in your name or in the name of a brokerage firm or bank. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which voting options are available.

The Internet and telephone procedures described above for submitting your proxy are designed to authenticate stockholders’ identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Stockholders submitting proxies or voting instructions via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the stockholder.

May I revoke my proxy?

A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted, by notifying the Corporate Secretary in writing of such revocation, by filing a duly executed proxy bearing a later date or by attending the meeting and voting in person. Properly executed proxies, not revoked, will be voted in accordance with the instructions contained thereon.

Who counts the votes?

Mellon Investor Services LLC will tabulate the votes and act as inspector of the election.

What are the Board of Directors recommendations?

The Board recommends voting as follows:

•	“For” the election of all eight nominees for director;

•	“For” the adoption and approval of the 2006 Incentive Compensation Plan; and

•	“For” the ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal year 2006.

What constitutes a quorum?

The presence at the Meeting in person or by proxy, of that number of shares of Common Stock entitled to exercise a majority of the voting power constitutes a quorum. In all cases, abstentions and broker non-votes are considered votes present and are included in determining whether a quorum exists.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the voting power represented at the meeting is required for a nominee to be elected as a Director of the Company. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors up to the maximum number of Directors to be elected at the meeting. Votes withheld and broker non-votes are not counted toward the plurality vote calculation.

Other Proposals. The approval and adoption of the 2006 Incentive Compensation Plan, the ratification of the selection of Ernst & Young LLP as independent public accountants and the approval of any other matter that may be properly presented at the Meeting, unless otherwise required by law, require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote. In all cases abstentions are considered “entitled to vote” and will have the effect of a vote “against” such proposal; and broker non-votes are not considered “entitled to vote” and will have no effect on the outcome of these proposals.

Where can I find voting results?

It is anticipated that preliminary voting results will be announced at the Annual Meeting. The Company will publish the final voting results in its Form 10-Q for the first quarter of fiscal year 2006.

Delivery of Annual Meeting Materials

These proxy materials are first being delivered to stockholders on or about December 15, 2005. The Company’s Annual Report to Stockholders and Form 10-K for the fiscal year ended September 24, 2005 are being furnished concurrently herewith to stockholders of record. Copies of the Annual Report and Form 10-K may be obtained upon written request to the Corporate Secretary, ADVO, Inc., One Targeting Centre, Windsor, CT 06095, or by telephone at 860-285-6100. The Annual Report and Form 10-K are also available on the Company’s web site at www.advo.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of the Record Date, those persons known to the Company who beneficially owned more than 5% of the outstanding Common Stock were as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent

Wellington Management Company LLP (1)	3,099,445	9.9%
75 State Street
Boston, MA 02109

RS Investment Management LP (1)	2,171,890	6.9%
388 Market Street
San Francisco, CA 94111

Artisan Partners Limited Partnership (1)	2,087,650	6.6%
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202

(1)	The information relating to the ownership of the Common Stock by this entity is based on a statement on Form 13F for the quarter ended September 30, 2005 filed by such entity with the Securities and Exchange Commission (“SEC”).

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information with respect to the Common Stock beneficially owned by the directors, nominees and persons named in the Summary Compensation Table on page 18 of this proxy statement and by all directors and executive officers as a group as of the Record Date. Except as otherwise indicated, each person listed has sole voting and investment power with respect to shares beneficially owned.

Name of Individual	Number of Shares of Common Stock		Percent

S. Scott Harding	88,500	(1)	0.3%
Stephanie Molnar	165,921	(2)	0.5
Donald E. McCombs	301,076	(3)	0.9
Edwin Harless	181,087	(4)	0.6
Myron L. Lubin	21,033	(5)	0.1
Jeffrey E. Epstein	30,000	(6)	0.1
Todd C. Brown	42,000	(7)	0.1
David F. Dyer	50,250	(8)	0.2
Bobbie Gaunt	40,750	(9)	0.1
Charles M. Herington	19,800	(10)	0.1
Karen Kaplan	24,000	(11)	0.1
John J. Mahoney	37,500	(12)	0.1
Howard H. Newman	78,000	(13)	0.2
All Directors and executive officers as a group (19 persons)	1,224,823	(14)	3.8

(1)	Includes 60,000 shares of restricted stock awarded on November 1, 2004 and 25,000 shares Mr. Harding has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company’s stock option plans.

(2)	Includes 10,000 shares of restricted stock awarded on November 1, 2004 and 128,478 shares Ms. Molnar has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company’s stock option plans.

(3)	Includes 3,000 shares of restricted stock awarded on January 24, 2005 and 248,531 shares Mr. McCombs has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company’s stock option plans.

(4)	Includes 138,750 shares Mr. Harless has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company’s stock option plans.

(5)	Includes 21,000 shares Mr. Lubin has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company’s stock option plans.

(6)	Represents 30,000 shares of restricted stock awarded to Mr. Epstein on July 5, 2005.

(7)	Includes 4,500 shares of restricted stock awarded on January 20, 2005 and 15,000 shares Mr. Brown has the right to acquire within 60 days of the Record Date pursuant to options granted under the Company’s stock option plans.

(8)	Includes 4,500 shares of restricted stock awarded on January 20, 2005 and 11,250 shares Mr. Dyer has the right to acquire within 60 days of the Record Date pursuant to options granted under the Company’s stock option plans.

(9)	Includes 10,000 shares of restricted stock awarded on October 14, 2004 in consideration for Ms. Gaunt’s service as Interim Chief Executive Officer from June 14, 2004 to October 14, 2004. Also includes 4,500 shares awarded on January 20, 2005, and 15,000 shares Ms. Gaunt has the right to acquire within 60 days of the Record Date pursuant to options granted under the Company’s stock option plans.

(10)	Includes 4,500 shares of restricted stock awarded on December 13, 2004 and 15,000 shares Mr. Herington has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company’s stock option plans.

(11)	Includes 4,500 shares of restricted stock awarded on January 20, 2005 and 15,000 shares Ms. Kaplan has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company’s stock option plans.

(12)	Includes 4,500 shares of restricted stock awarded on January 20, 2005 and 15,000 shares Mr. Mahoney has the right to acquire within 60 days of the Record Date pursuant to options granted under the Company’s stock option plans.

(13)	Includes 4,500 shares of restricted stock awarded on January 20, 2005 and 7,500 shares Mr. Newman has the right to acquire within 60 days of the Record Date pursuant to options granted under the Company’s stock option plans.

(14)	Includes 747,820 shares all directors and executive officers as a group have the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company’s stock option plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its executive (and certain other) officers and any persons holding ten percent or more of the Company’s Common Stock are required to report their ownership of the Company’s Common Stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established. For fiscal 2005, the Company has been advised that all required reports of beneficial ownership of the Company’s Common Stock were timely filed, except that certain Forms 5 required to be filed by certain executive officers were not filed timely following the fiscal year-end. These Forms 5 were filed in November 2005.

1. ELECTION OF DIRECTORS

The By-laws of the Company provide for a Board of Directors consisting of not less than three nor more than 15 members, the exact number to be fixed from time to time by the Board of Directors. The Board of Directors has fixed the number of Directors to be elected at the Meeting at eight. Each person elected as a director of the Company will hold office until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified.

The stockholders elected all of the nominees set forth below to their present terms at the 2005 Annual Meeting. Each nominee has consented to being named herein and has agreed to serve if elected.

Nominees for Election

S. SCOTT HARDING, age 57. Mr. Harding became Chief Executive Officer and was elected to the Board of Directors on October 15, 2004. From June 1992 to October 2004 he was Chairman and Chief Executive Officer of Newspaper Services of America (NSA) which he co-founded. NSA, the nation’s largest print media planning and buying agency, was sold to Interpublic Group of Companies in 1995.

TODD C. BROWN, age 56. Mr. Brown has been a director of the Company since April 2000. Mr. Brown has been the Vice Chairman of ShoreBank Corporation since August 2003. Prior to joining ShoreBank, Mr. Brown held various positions with Kraft Foods, Inc. since 1985, and most recently served as Executive Vice President and President of its e-Commerce Division. Mr. Brown also serves on the Boards of JohnsonDiversey Inc., Colgate University and Chicago’s Metropolitan Planning Council.

DAVID F. DYER, age 56. Mr. Dyer has been a director of the Company since May 1997. Mr. Dyer has been President and Chief Executive Officer of Tommy Hilfiger Corporation since August 2003. Since August 2003, Mr. Dyer has served as a Director of Tommy Hilfiger Corporation. Previous to that, from 1998 to July 2003, he was President and Chief Executive Officer of Lands’ End, Inc., as well as Executive Vice President and General Manager of Sears, Roebuck & Company’s Customer Direct business and the Great Indoors home business.

BOBBIE GAUNT, age 59. Ms. Gaunt has been a director since August 2002. Ms. Gaunt was the Company’s Interim Chief Executive Officer from June 14, 2004 to October 14, 2004. Ms. Gaunt retired in December 2000, after over 28 years with Ford Motor Company where she was President and Chief Executive Officer of Ford of Canada, Ltd. since 1997 and elected an officer, Vice President, of the Ford Motor Company in June 1999. Ms. Gaunt is also a Director of The Great Atlantic & Pacific Tea Company, serves as chair of the Board of Directors for The Saugatuck Center for the Arts and is a member of the Board of Trustees and a member of the Board of Advisors of the Katz Business School at the University of Pittsburgh. Ms. Gaunt has been chosen to stand for election to the Board of Directors of Metro Inc., a leading publically-traded Canadian food retailer and distributor with operations concentrated in Québec and Ontario, at its annual meeting of shareholders on January 24, 2006.

CHARLES M. HERINGTON, age 46. Mr. Herington has been a director of the Company since December 2004. Mr. Herington has been President and Chief Executive Officer of America Online Latin America, Inc. since February 1999. Mr. Herington also serves on the Board of Molson Coors Brewing Company and NII Holdings Inc. (formerly known as Nextel International).

KAREN KAPLAN, age 45. Ms. Kaplan has been a director since November 2003. Ms. Kaplan is the President of Hill, Holliday, Connors, Cosmopulos Inc., Boston, a subsidiary of The Interpublic Group of Companies, Inc., which is a group of advertising and specialized marketing and communication services companies. Ms. Kaplan has been with Hill, Holliday, Connors, Cosmopulos Inc., Boston since 1982. Ms. Kaplan serves on the Board of Dental Service of Massachusetts, which does business as Delta Dental of Massachusetts, and the United Way of Massachusetts Bay. Ms. Kaplan is Vice Chair of the Board of Directors of the Massachusetts Society for the Prevention of Cruelty to Children, serves on the Advisory Council of Urban Improv, and serves on the Board of Mentors of Community Servings.

JOHN J. MAHONEY, age 54. Mr. Mahoney was appointed Non-Executive Chairman of the Board on June 14, 2004. Mr. Mahoney has been a director of the Company since January 2001. He is Executive Vice President and Chief Administrative Officer of Staples, Inc. Mr. Mahoney joined Staples as Chief Financial Officer in September 1996 and was promoted to his current position in October 1997. Prior to joining Staples, Mr. Mahoney was a partner with Ernst & Young LLP for 20 years and served in the Accounting and Auditing Group of the firm’s national office. Mr. Mahoney also serves on the Board of Tweeter Home Entertainment Group and Boston Sand & Gravel.

HOWARD H. NEWMAN, age 58. Mr. Newman has been a director of the Company since August 1986. Mr. Newman is Vice Chairman of Warburg Pincus LLC and has been employed by Warburg Pincus, LLC, a private equity investment firm, since January 1984. He was a general partner of Warburg, Pincus and Company from January 1987 to April 2005. Mr. Newman is also a Director of Newfield Exploration Company, Spinnaker Exploration Company, and several privately owned companies. Mr. Newman also serves as a Trustee of The Salk Institute for Biological Studies and Chairman of the Yale-New Haven Economic Development Board.

The Board of Directors recommends a vote “FOR” each of the persons nominated by the Board.

CORPORATE GOVERNANC E

Corporate Governance Guidelines

The Board of Directors (the “Board”) is committed to good business practices, transparency in financial reporting, advocacy on behalf of the stockholders and the highest level of corporate governance. To that end, Corporate Governance Guidelines (the “Guidelines”) have been adopted by the Company to provide guidance to the Company and the Board to ensure effective corporate governance. The Guidelines cover topics including, director qualifications and responsibilities, Board committees, director access to officers and employees, access to outside directors, a confidential and anonymous integrity hotline, director compensation, director orientation and education, CEO evaluation and management succession, code of business ethics and conduct, annual performance evaluation and number of directorships other than ADVO.

The Nominating/Corporate Governance Committee is responsible for overseeing, reviewing and recommending any changes to the Guidelines. The full text of the Guidelines is available through the Company’s web site at www.advo.com.

Code of Business Ethics and Conduct

The Board has adopted a Code of Business Ethics and Conduct (the “Code”) which is applicable to all directors, officers, executives, and employees of the Company. The Code is intended to focus these individuals on their duties and responsibilities, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability. Each director, officer, executive, and employee must certify his or her compliance with the Code on an annual basis.

Independent Directors

The Company has determined that all Board members are independent directors under the rules of the New York Stock Exchange (“NYSE”), with the exception of Mr. Harding, the Company’s Chief Executive Officer. Under the rules of the NYSE, a director is considered “independent” if the Board affirmatively determines that such director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In accordance with the rules of the NYSE, the Board used the following criteria to assist it in determining the independence of each director.

•	The existence of any family relationship with any director or officer of the Company or any of its subsidiaries.

•	Receipts from or payments to the Company or any of its subsidiaries by the director, immediate family member or any affiliated company for goods or services exceeding 2% or $1 million of the Company’s consolidated gross revenues, whichever is greater.

•	Indebtedness to the director, immediate family member or affiliated company by the Company or any of its subsidiaries.

•	Whether the director was a member of the compensation committee or committees that perform similar functions at another company.

•	Whether the director, immediate family member or any affiliated company received any compensation from the Company or any of its subsidiaries, other than directors’ fees.

•	Whether the director ever was an employee or officer, or whether any member of the director’s immediate family was ever an executive officer of the Company or any its subsidiaries.

•	Whether the director or any immediate family member is on or has been affiliated with a partner of, or employed by a present or former internal or external auditor of the Company or any of its subsidiaries within the past six years.

•	Whether the director or any immediate family member is, or has been employed as an executive officer of another company where any of the Company’s executive officers, at the same time, served on that other Company’s compensation committee.

Executive Sessions

Mr. Mahoney is the non-executive Chairman of the Board. As such, Mr. Mahoney chairs all of the executive sessions of the non-management directors of the Board and acts as primary spokesperson in communicating matters arising out of such meetings to the Company. Executive sessions are held at every meeting that the Board members attend in person.

Nomination of Directors

The Nominating/Corporate Governance Committee makes recommendations to the Board for the election of candidates to the Board. When considering candidates for election to the Board, the Committee takes into account the size and composition of the Board, requisite skills and characteristics criteria such as independence, experience related to the needs of the Company, leadership qualities, diversity, the ability to represent the stockholders and the number of other public company boards on which the individual sits. These criteria are used to evaluate candidates identified by third party executive search firms, recommended by Committee members, other Board members, or the Company’s management and candidates nominated by stockholders of the Company. Stockholders who wish to nominate candidates for election to the Board at the next annual meeting of stockholders must adhere to the prescribed dates and follow the procedures outlined in “Stockholder Proposals” set forth on page 30 of this proxy statement.

Communication with Directors

Stockholders, employees or interested parties with concerns about the Company may contact the non-executive Chairman confidentially c/o Chris Hutter, Vice President FP&A and Investor Relations; Treasurer and Assistant Secretary, One Targeting Centre, Windsor, CT 06095. All communications relating to matters within the scope of the Board responsibilities and its Committees will be forwarded to the appropriate directors.

Director Compensation

Directors, other than those who are full-time employees of the Company or a subsidiary, are currently eligible to receive the following:

•	$30,000 annual fee for serving as a director

•	$1,000 for each Board meeting attended

•	$500 for each Committee meeting attended

•	An additional $2,000 per year for each chairmanship held

Note: Meetings attended via phone are compensated at half the regular meeting rate

All Directors’ expenses for attending Board of Directors’ meetings are reimbursed by the Company.

In addition to annual cash fees, non-management directors receive an annual grant of restricted stock which vests over a one-year period if the recipient remains on the Board. Also, upon initial election to the Board, non-management directors receive a grant of options to purchase 15,000 shares of stock, which vest one-year from the date of grant. During fiscal 2005, Messrs. Brown, Dyer, Mahoney, and Newman and Mses. Gaunt and Kaplan each received a grant of 4,500 restricted shares. Restrictions lapsed in fiscal 2005 on 4,500 shares held by each of the following directors: Messrs. Brown, Dyer, Mahoney, and Newman, and Mses. Gaunt and Kaplan.

Upon Mr. Herington’s election to the Board on December 13, 2004, he received a grant of 4,500 shares of restricted stock and options to purchase 15,000 shares, both of which vest one-year from the date of grant.

Board Committees and Attendance

Each director is expected to attend all Board meetings and all meetings of the Board committees of which the director is a member. Directors are also expected to attend the Company’s annual meeting on January 26, 2006. During fiscal 2005, the Board met nine times and the committees of the Board had a total of nineteen meetings. Each director attended at least 96 percent of the meetings held by the Board during the period in which such director served, including the meetings held by the committees on which such director served during the same period. Mr. Herington was appointed to the Board on December 13, 2004.

The Board currently has four active standing committees: Compensation, Audit, Nominating/Corporate Governance and Qualified Legal Compliance Committee. All of these committees are comprised of non-management directors who are deemed independent. All committees operate under written charters, current versions of which are available on the Company’s web site at www.advo.com. Below is a brief description of each committee.

Compensation Committee

The Compensation Committee met six times during fiscal 2005.

Members:	Bobbie Gaunt (Chair)
David F. Dyer
Karen Kaplan
Howard H. Newman

Principal Functions:

•	Establish a total compensation philosophy and policy for the Company that fairly rewards performance benefiting the stockholders and which effectively attracts and retains the human resources necessary to successfully lead and manage the Company;

•	Review and approve goals and objectives relevant to the compensation for the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and determining and approving the compensation level of the Chief Executive Officer based upon this evaluation and competitive market data;

•	Make recommendations to the board with respect to the compensation, incentive compensation plans and equity-based plans for executives other than the Chief Executive Officer;

•	Participate in management succession planning, particularly with respect to the position of Chief Executive Officer.

Audit Committee

The Audit Committee met nine times during fiscal 2005.

Members:	John J. Mahoney (Chair)
Todd C. Brown
Charles M. Herington

Principal Functions:

•	Provide assistance to the Board in fulfilling its responsibility in overseeing the Company’s financial statements and financial reporting process, the performance of the Company’s system of internal accounting and financial controls, the Company’s internal audit function and the annual independent audit of the Company’s financial statements.

•	Ensure the Company’s compliance with legal and regulatory requirements.

•	Select and engage the Company’s independent auditors and evaluating their qualifications, independence and performance.

•	Maintain free and open communication among the committee, the independent auditors, the internal auditors and management of the Company.

•	Investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.

•	Retain outside counsel, auditors, or other advisors as it deems appropriate and determine the compensation and other terms of engagement of such outside counsel, auditors, or other advisors.

Qualified Legal Compliance Committee

The Qualified Legal Compliance Committee (“QLCC”) met once during 2005.

The Board designated the Audit Committee to serve as the Company’s QLCC in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the SEC in 17 C.F.R. Part 205.

Members:	John J. Mahoney (Chair)
Todd C. Brown
Charles M. Herington

Principal Functions:

•	Review any report of a material violation of the securities law or a breach of a fiduciary duty by the Company, its officers, directors, employees, or agents.

•	Determine whether an investigation is necessary or appropriate to address the reports and take appropriate action.

Nominating /Corporate Governance Committee

The Nominating/Corporate Governance Committee met three times during fiscal 2005.

Members:	David F. Dyer (Chair)
Bobbie Gaunt
John J. Mahoney

Principal Functions:

•	Develop and recommend corporate governance principles to the Board.

•	Provide a leadership role in shaping the Company’s corporate governance.

•	Identify individuals qualified to become members of the Board.

•	Recommend to the Board director nominees for the next annual meeting of stockholders.

•	Recommend to the Board director nominees to fill vacancies on the Board, as necessary.

•	Review periodically the membership of each board committee and, as appropriate, recommend that the board assign, reassign or remove members.

Available Information

The following documents are posted on the Company’s web site at www.advo.com:

•	Audit Committee Charter

•	Code of Business Ethics and Conduct

•	Compensation Committee Charter

•	Corporate Governance Guidelines

•	Disclosure Committee Charter

•	Nominating/Corporate Governance Committee Charter

•	Policy on Fair Disclosure to Investors

•	Qualified Legal Compliance Committee Charter

Copies of these documents will be provided free of charge upon written request directed to the Corporate Secretary, ADVO, Inc., One Targeting Centre, Windsor, CT 06095.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the financial reporting process and internal and financial controls. The Committee’s function is fully described in its charter, which the Board has adopted and which can be viewed on the Company’s web site. The Audit Committee reviews the charter on an annual basis.

The Audit Committee is composed entirely of independent Directors who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. The Audit Committee meets independence standards established by the NYSE and the SEC. The Board has determined that Mr. Mahoney, Chairman of the Audit Committee, as defined by SEC rules, is both independent and has accounting and financial management expertise.

The Board has designated the Audit Committee to also serve as the Company’s Qualified Legal Compliance Committee (“QLCC”) in accordance with SEC rules and regulations. The QLCC is responsible for handling reports of a material violation of the securities laws or a breach of a fiduciary duty by the Company, its officers, directors, employees, or agents. The QLCC has the authority and responsibility to inform the Company’s Chief Executive Officer and Chief Legal Officer of any violations. It can determine whether an investigation is necessary and can take appropriate action to address these reports. If an investigation is deemed necessary or appropriate, the QLCC has the authority to notify the Board, initiate an investigation and retain outside experts. The charter of the QLCC can be viewed on the Company’s web site at www.advo.com.

The Audit Committee has received the written disclosures and the letter from the Company’s independent auditors, Ernst & Young LLP, as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with the independent auditors the auditors’ independence from management and the Company, including matters in such written disclosures, and has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed and reviewed with the Company’s independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and, with and without management present, discussed and reviewed, the overall scope and plans for the audit, the results of their examination of the financial statements, their evaluation of the Company’s internal controls within the context of the audit performed, and the overall quality of the Company’s financial reporting. The Audit Committee meets quarterly with independent auditors, internal auditors and senior management to review the Company’s interim financial results before the quarterly earnings press release is published. The Audit Committee also discussed audit plans and results of the internal audit examinations with the internal auditors.

The Audit Committee reviewed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended September 24, 2005. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors have a responsibility to express an opinion as to whether the financial statements present fairly, in all material respects, the Company’s financial position and the results of its operations and its cash flows in conformity with generally accepted accounting principles in the United States.

In reliance on reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended September 24, 2005 for filing with the SEC. The Audit Committee and the Board have also appointed the Company’s independent auditors.

Principal Accounting Fees and Services

The Audit Committee has reviewed and approved the fees paid to the independent auditors during fiscal 2005 for the categories listed below. The Audit Committee has determined that the provision for non-audit services is compatible with Ernst & Young LLP’s independence.

The following table represents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended September 24, 2005 and September 25, 2004, and fees billed for other services performed by Ernst & Young LLP during these periods.

(In thousands)	2005	2004
Audit fees: (1)	$764	$376
Audit related fees: (2)	35	66
Tax fees: (3)	7	—
All other fees: (4)	1	264

Total	$807	$706

(1)	Audit fees consisted of audit work performed on the annual financial statements, quarterly reviews and audit committee meetings. In 2005 fees also include the audit of management’s assessment of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit related fees consisted principally of audits of employee benefit plans and technical guidance.

(3)	Tax fees consisted principally of tax compliance and reporting.

(4)	All other fees in 2004 relate to the technology and security risk assessment services on the Company’s information systems.

AUDIT COMMITTEE:

John J. Mahoney (Chair)

Todd C. Brown

Charles M. Herington

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (“Committee”) is responsible for establishing corporate goals and objectives relevant to the compensation paid to the Chief Executive Officer, evaluating the Chief Executive Officer’s performance and determining and approving the Chief Executive Officer’s compensation. In addition, the Committee makes recommendations to the Board with respect to ADVO’s non-CEO compensation, incentive plans and equity plans (which the Committee administers) and provides oversight for ADVO’s executive compensation policy and philosophy. Finally, the Committee is responsible for monitoring and presenting annually to the full Board the Company’s executive, critical position and key employee development and succession plan. While discharging its duties, the Committee strives to align the interests of stockholders with the needs of management. The Committee is composed entirely of independent directors.

Compensation Philosophy

ADVO’s compensation programs are designed to:

•	provide a fair, competitive and dynamic compensation program;

•	attract, retain, and develop a highly skilled and motivated workforce;

•	tie compensation directly to ADVO’s financial and operational performance;

•	foster long-term stockholder value and the attainment of specific strategic initiatives by emphasizing variable rather than fixed compensation;

•	align stockholders’ and management’s interests; and

•	reflect competitive activity in the marketplace.

To accomplish these objectives, ADVO’s executive compensation program is composed of base salary and short-term and long-term incentives, which taken together, provide a competitive compensation package that is highly leveraged toward the attainment of superior Company performance. The Committee determines, reviews and approves the compensation of the Chief Executive Officer, and approves the compensation of the other executive officers. The compensation package of all executive officers has three main parts: (1) base salary (cash compensation), which is reviewed annually; (2) annual incentive payments; and (3) equity compensation. The Committee believes that compensation deductibility as permitted under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended, may be one of many factors to be considered in making compensation decisions. The Company recognizes, however, that flexibility is necessary and must be maintained for situations in which the interests of the Company are better served by foregoing full deductibility.

ADVO’s philosophy is to pay competitive total cash compensation (base pay plus short-term incentive) as compared with a broad spectrum of organizations. To assess its competitive position, ADVO participates in and reviews salary surveys that include companies from multiple industry segments. The participating companies represent a cross section of organizations in various industries and are of similar size and scope to ADVO. Such participating companies may or may not be included in the peer group analysis found in this Proxy Statement under “Company Financial Performance,” because many of ADVO’s competitors for executive talent fall outside of ADVO’s business competitor peer group or are privately held. The surveys utilized are professionally administered by third parties and provide data concerning each of the different functional areas of ADVO’s organization. ADVO periodically avails itself of such salary surveys, annually reviews its base compensation and incentive structure and adjusts each as necessary to reflect market conditions. In general, ADVO’s level of cash compensation is within the third quartile of the marketplace (better than the bottom 50%, but less remunerative than the top 25%).

Base Pay

Individual base pay is determined by considering:

•	the individual’s background, competencies, experience and current salary in relation to the market;

•	accomplishments as determined by the individual’s performance appraisal; and

•	the financial condition of the Company.

Short-Term Incentive

ADVO is committed to aligning individual associate performance with overall corporate financial performance. With that in mind, ADVO strives to provide significant financial incentives to its associates who attain and exceed established financial objectives that are aligned with ADVO’s overall goals. Such incentives are made pursuant to ADVO’s 1998 Incentive Compensation Plan (the “1998 Plan”), which was approved by stockholders in 1999, and the ADVO Incentive Plan, which is a cash bonus plan administered under the 1998 Plan. These plans provide a strong link between the associate’s responsibilities and his or her contribution to the Company’s overall performance through the use of operationally tailored measurement criteria focusing on revenue, operating income and personal performance goals. These plans provide a competitively benchmarked target award based on the individual’s job grade level. During fiscal 2005, target awards ranged from 5% to 100% of salary, with the possibility of even higher incentive payouts for superior performance as described more fully below. To realize the target award, certain company-wide financial performance objectives must be attained. These objectives include corporate and subsidiary targets and are measured in terms of achievement versus the annually-established ADVO financial and operating plan.

All bonus incentives are subject to a capped individual payout and require that ADVO attain a certain planned level of consolidated operating income before any bonus is payable. The specific mix and weighting of each individual’s bonus measurement criteria depends on his or her organizational role. Actual performance attainment and the resulting payout for each objective is evaluated and calculated independently. Performance below planned levels results in ratably lower payouts, and performance above planned levels results in ratably higher payouts. For superior performance, the aggregate incentive payout for fiscal 2005 could have been as high as 200% of the target award for senior executives. No bonus payouts were made for fiscal 2005, however, because of the Company’s failure to meet its overall financial objectives.

The Chief Executive Officer of the Company makes all final decisions concerning incentive plan participation and payouts, in accordance with the ADVO Incentive Plan. Awards for certain positions, particularly senior executives, are subject to the approval of the Board of Directors. The Company reserves the right to alter, suspend or terminate the ADVO Incentive Plan at any time without notice and without any liability for making any payments under that plan.

In an effort to be consistent with its overall philosophy of paying total cash compensation within the third quartile of the marketplace and to remain competitive for talent and retain top performing associates, ADVO has modified the bonus thresholds for fiscal 2006. The overall Company consolidated operating income hurdle has been eliminated and the bonus thresholds and potential bonus payouts have been segmented into three categories: personal performance, Company revenue and Company consolidated operating income. An associate will only become eligible to receive a bonus payout against his or her personal performance targets on the attainment of those personal performance goals. An associate will only receive a bonus payout against the Company revenue and operating income targets if the Company meets those objectives. In fiscal 2006, target awards will range from 20% to 100% of salary. For superior performance, the aggregate incentive payout for fiscal 2006 could be as high as 200% of the target award for senior executives, subject to overall plan limits.

Long-Term Incentive

In order to focus management on the long-term interests of shareholders and to align the interests of the executive officers with ADVO’s long-term goals, a significant portion of overall executive compensation is based on at-risk equity compensation. Accordingly, in determining or approving the compensation of ADVO’s executive officers, the Committee generally places less emphasis on base salary and employee benefits than on annual incentives and equity-based compensation. The 1998 Plan is ADVO’s primary vehicle for providing long-term incentives. The 1998 Plan is intended to:

•	link compensation opportunities to ADVO’s achievements;

•	balance annual results with ADVO’s long-term performance; and

•	strengthen the partnership between ADVO’s executives and its stockholders.

Participation in the 1998 Plan is limited to key management and executives in the Company. Long-term compensation targets, which are periodically reviewed, vary by the level of the individual’s position and are based on market analysis provided from independent consultants. These targets are expressed as a fixed share amount, based on the grade level of the executive’s position. Stock options granted in fiscal 2005 were granted with exercise prices equal to the fair market value of ADVO’s Common Stock as of the date of grant and with 10-year terms.

Restricted stock may also be granted under the 1998 Plan. Restricted stock grants have primarily been made to non-employee directors as part of their annual compensation and for hiring, promotion and retention of key personnel. When utilized in connection with hiring, promotion and retention, the number of restricted shares granted is based upon the grade level of the position being filled. During fiscal 2005, ADVO granted 31,500 shares of restricted stock to seven non-employee directors. ADVO also granted 133,000 shares of restricted stock to a limited number of key individuals in connection with hiring and retention.

To foster greater alignment of the interests of executives and stockholders, ADVO expects those executives who receive stock options or other stock rights to also make a personal financial commitment to acquire and hold significant amounts of ADVO stock. Persons receiving stock options or other stock rights are asked to acquire ADVO stock over a five-year period in an amount expressed as a portion of their annual base salary. The guidelines range from 300% of base salary for the Chief Executive Officer to 25% of base salary for entry-level stock option recipients. These stock ownership guidelines affect approximately 150 persons.

CEO Compensation and Company Performance

The Committee determines the compensation of the Chief Executive Officer and annually reviews his performance and salary. The Committee, at its discretion, may increase, but not decrease, his salary. Independent executive compensation consultants are typically engaged to assist the Committee with this review process.

S. Scott Harding became ADVO’s Chief Executive Officer on October 15, 2004. Mr. Harding’s employment agreement covers a three-year term with automatic one-year renewals thereafter, absent notice of non-renewal at least 90 days in advance. The employment agreement provides for base cash compensation of $775,000 per year, various health, welfare and other benefits and eligibility to receive short-term incentive compensation under the 1998 Plan. Mr. Harding is eligible for a target annual bonus in an amount equal to 100% of his base salary, determined in a manner consistent with ADVO’s bonus program applicable to senior executives. In fiscal 2005, his bonus, like those of all other ADVO senior executives, was dependent upon ADVO’s attainment of certain of its corporate financial goals. (See “Executive Agreements” on page 21 of this Proxy Statement for a more detailed description of Mr. Harding’s employment agreement). None of the members of senior management, including Mr. Harding, received a bonus for fiscal 2005 because ADVO did not achieve its financial goals.

In connection with Mr. Harding’s employment, the Board approved an initial grant, effective November 1, 2004, of (i) an option to purchase 100,000 shares of ADVO’s stock, which vests in four equal annual installments beginning on the first anniversary of the date of grant; and (ii) a restricted stock award for 60,000 shares of ADVO stock, 10,000 of which vest on each of the first three anniversaries of the date of grant with the remaining 30,000 cliff vesting on the third anniversary of the date of grant. Mr. Harding was paid a signing bonus of $250,000, which he would have been required to repay if he had resigned without “Good Reason” or had been terminated for “Cause” (each as defined in the agreement) before May 1, 2005, neither of which occurred. Mr. Harding’s compensation package was determined by the Committee in accordance with, and in light of,

ADVO’s compensation policy and philosophy and after a detailed analysis of chief executive compensation packages of companies of similar size and complexity to ADVO, taking into consideration the importance of linking a significant part of the Chief Executive Officer’s total compensation to the future performance of the Company. The Committee’s fiscal 2005 annual review validated the content and construct of Mr. Harding’s compensation package.

Succession Planning

In 2005, a new succession planning process and automated tool were implemented for all levels of associates including the CEO. From this process, development needs were identified for all bench strength candidates. A new performance management process was also introduced to align with the succession planning process. On the recommendation of the Committee, the Board of Directors implemented a new governing policy concerning CEO and management succession plan review and approval.

Benefits

ADVO offers benefits to its key executives that are substantially similar to those offered to all ADVO associates. These benefits provide a level of security against financial misfortune that may result from illness, disability or death. The differences generally promote tax efficiency and replacement of benefit opportunities afforded other employees that are lost to executives due to regulatory limits.

COMPENSATION COMMITTEE:

Bobbie Gaunt (Chair)

David F. Dyer

Karen Kaplan

Howard H. Newman

EXECUTIVE COMPENSATION

The following table shows compensation paid by the Company and its subsidiaries for services in all capacities during fiscal 2005, 2004 and 2003 to each of the following named executive officers of the Company, including the Chief Executive Officer.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Restricted Stock Awards(3)	Securities Underlying Options	All Other Compensation(4)

S. Scott Harding Chief Executive Officer	2005 2004 2003	$724,680 — —	$250,000 — —	$81,602 — —	$1,914,000 — —	100,000 — —	$17,885 — —

Stephanie Molnar Executive Vice President- President, Sales and Services	2005 2004 2003	403,654 324,123 281,319	— 42,375 38,795	— — —	319,000 301,410 —	50,000 35,000 21,000	28,085 21,430 16,213	(5)

Donald E. McCombs Executive Vice President - President, Operations Group	2005 2004 2003	371,423 355,419 342,550	— 44,125 52,654	— — —	108,600 — —	40,000 37,500 30,000	22,289 18,429 18,622

Edwin Harless Executive Vice President - Chief Administrative Officer	2005 2004 2003	364,231 351,308 340,500	— 43,500 52,390	— — —	— — 472,080	37,500 37,500 30,000	16,994 23,862 23,070

Myron L. Lubin Executive Vice President - President, Diversified Business Group	2005 2004 2003	352,619 357,258 343,573	— 44,375 52,871	— — —	— — —	— 37,500 22,500	22,436 21,075 20,254

Jeffrey E. Epstein Executive Vice President - Chief Financial Officer	2005 2004 2003	146,031 — —	150,000 — —	— — —	983,700 — —	60,000 — —	— — —

(1)	Amounts for each fiscal year represent bonus compensation earned for that year payable in the subsequent year. The amounts for Messrs. Harding and Epstein in fiscal 2005 represent a cash signing bonus upon their hiring.

(2)	Mr. Harding’s employment agreement entitles him to non-business use of the Company’s aircraft, during such time as the Company owned the aircraft and reimbursable personal air travel expenses on commercial aircraft. The incremental cost to the Company of the non-business use of the Company aircraft by Mr. Harding was $71,890 and $9,712 of reimbursable personal air travel expenses on commercial aircraft. The aforementioned constituted taxable income to him of $18,603.

(3)	The restricted stock awards shown are valued at the closing market price of the Company’s Common Stock on the date of grant. The following restricted stock awards were granted:

Fiscal 2005

Mr. Harding — 60,000 restricted shares granted on November 1, 2004; 30,000 of which vest ratably over three years commencing one year from the grant date and 30,000 that will cliff vest on the third anniversary.

Ms. Molnar — 10,000 restricted shares granted on November 1, 2004 that will cliff vest on November 1, 2007.

Mr. McCombs — 3,000 restricted shares granted on January 24, 2005 that will cliff vest on January 24, 2008.

Mr. Epstein — 30,000 restricted shares granted on July 5, 2005 vesting one third on each anniversary date.

Fiscal 2004

Ms. Molnar — 9,000 restricted shares granted on February 9, 2004 vesting one third on each anniversary date.

Fiscal 2003

Mr. Harless — 21,000 restricted shares granted on December 12, 2002 that will cliff vest on January 1, 2006.

The number of restricted shares of Common Stock held at fiscal year-end and the value of such holdings, based on the number of restricted shares for which restrictions have not lapsed multiplied by the closing market price at September 23, 2005 was as follows:

Mr. Harding — 60,000 shares and $1,918,200;

Ms. Molnar — 16,000 shares and $511,520;

Mr. McCombs — 3,000 shares and $95,010;

Mr. Harless — 30,000 shares and $959,100; and

Mr. Epstein — 30,000 shares and $959,100.

Holders of restricted shares are eligible to receive dividends to the same extent as holders of Common Stock. Dividends are accumulated and paid out at such time as the restriction lapses on the shares.

(4)	Except as noted below, amounts represent contributions made on behalf of the named executives to the Company’s 401(k) plan and non-qualified savings plan.

(5)	Includes dividend payment of $1,320 associated with the lapse of restriction on shares.

Options

Set forth below is certain information concerning stock options granted during fiscal 2005 by the Company to the named executive officers.

The hypothetical present values on the date of grant of stock options granted in fiscal 2005 shown below are presented pursuant to the SEC proxy rules and are calculated under the modified Black-Scholes model for pricing options. (See footnote 2.) The actual before-tax amount, if any, realized upon the exercise of stock options, will depend upon the excess of the market price of the Common Stock over the exercise price per share of the stock option. There is no assurance that the hypothetical present values of the stock options reflected in this table will be realized.

	Option Grants In Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value (2)

Grants (1)

S. Scott Harding	100,000	13%	$31.90	11/1/2014	$1,005,000

Stephanie Molnar	50,000	7	36.20	1/24/2015	433,500

Donald E. McCombs	40,000	5	36.20	1/24/2015	346,800

Edwin Harless	37,500	5	36.20	1/24/2015	325,125

Myron L. Lubin	—	—	—	—	—

Jeffrey E. Epstein	60,000	8	32.79	7/5/2015	537,600

(1)	Stock options granted in fiscal 2005 will become exercisable in 25% increments at one-year intervals from the date of grant.

(2)	The present values on grant date are calculated under the Black-Scholes model, which is a mathematical formula used to value options traded on stock exchanges, modified for pricing employee stock options. This formula considers a number of factors in order to estimate the option’s present value, including the stock’s historical volatility (20%), the exercise period of the option, and the risk-free rate of return (5.1% was the weighted average rate for fiscal 2005 grants).

Set forth below is certain information concerning the number of shares acquired, the amounts realized on the exercise of stock options by the named executive officers during fiscal 2005 and the number and value of options held by the named executive officers at September 24, 2005. The value of exercised and unexercised in-the-money stock options at September 24, 2005 shown below is presented pursuant to SEC rules. The actual before-tax amount, if any, realized upon exercise of stock options will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will actually be realized.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options At Fiscal Year-End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

S. Scott Harding	—	$—	—	100,000	$—	$7,000

Stephanie Molnar	2,151	13,346	96,728	92,000	674,695	165,375

Donald E. McCombs	1,979	9,010	208,531	96,250	1,528,789	259,050

Edwin Harless	—	—	105,000	88,125	452,228	224,344

Myron L. Lubin	61,125	416,918	—	45,375	—	179,501

Jeffrey E. Epstein	—	—	—	60,000	—	—

(1)	Value is calculated by determining the difference between the fair market value at September 23, 2005 of the securities underlying the options ($31.97 per share) and the exercise price of the options.

Executive Agreements

Employment Agreement — S. Scott Harding

On October 15, 2004, the Company entered into an employment agreement (“Agreement”) with Mr. Harding pursuant to which he is employed as Chief Executive Officer of the Company.

The Agreement has a term of three years with automatic one-year renewals, absent contrary notice 90 days in advance. The salary under the Agreement is $775,000 per year, subject to increases as determined by the Board of Directors. Mr. Harding is eligible for a target annual bonus equal to 100% of his salary, determined in a manner consistent with the Company’s bonus program applicable to senior executives. Throughout the Agreement, Mr. Harding receives a $600 per month auto allowance and an allowance for personal air travel.

Initially, the Agreement provided that the Company would make its corporate aircraft available to Mr. Harding for personal use up to a maximum annual value of $150,000. In March 2005, after the Company disposed of its corporate aircraft interests, the Agreement was amended to provide that the Company will pay or reimburse Mr. Harding for personal air travel expenses to a maximum annual value of $75,000 (actual substantiated expenses incurred). The amended Agreement also provides that, should the Company obtain an interest in its own corporate aircraft, in lieu of the $75,000 personal air travel allowance noted above, the Company would make such aircraft interest available to Mr. Harding for personal use up to a maximum annual value of $150,000 (prorated for the remainder of the calendar year such interest is obtained). The value of the Company aircraft expense to be applied against Mr. Harding’s allowance is the aggregate incremental cost to the Company for Mr. Harding’s personal use of the aircraft during the measurement period.

Mr. Harding was paid a signing bonus of $250,000 which he would have been required to repay if he had resigned without “Good Reason” or had been terminated for “Cause” (each as defined in the Agreement) before May 1, 2005, neither of which occurred.

In accordance with the Agreement, on November 1, 2004, Mr. Harding received options to purchase 100,000 shares of the Company common stock that will vest in four equal annual installments beginning on November 1, 2005. Mr. Harding also received a restricted stock grant for 60,000 shares of common stock, 10,000 of which will vest on each of November 1, 2005, 2006 and 2007, with the remaining 30,000 shares cliff vesting on November 1, 2007. If the Company or Mr. Harding fail to renew this Agreement, the unvested portion of the initial stock option and restricted stock grants become fully vested and exercisable.

The Agreement provides that if the Company terminates Mr. Harding’s employment for any reason other than for Cause, it will continue to pay his salary, as then in effect, for 24 months. In lieu of any bonus for the year of termination, the Company would pay an additional year’s salary. Under such circumstances, the initial stock option and restricted stock grants would become fully vested and exercisable.

Severance Agreement — Jeffrey E. Epstein

On June 6, 2005, the Company and Mr. Epstein entered into a Severance Agreement (“Severance Agreement”) pursuant to which he is employed as Chief Financial Officer of the Company. Should Mr. Epstein be terminated by the Company for any reason other than “Cause” or if he resigns for “Good Reason”, the Severance Agreement provides for the continued payment of his salary, as in effect prior to his termination, for 24 months. Mr. Epstein’s salary is currently $500,000 per year. In addition to the amount of severance, any portion of Mr. Epstein’s initial equity incentives granted on July 5, 2005 would immediately vest and become fully exercisable. The initial equity incentives include options to purchase 60,000 shares of common stock vesting in four equal annual installments beginning on July 5, 2006 and 30,000 shares of restricted stock which vest in three equal annual installments beginning on July 5, 2006.

Change in Control Executive Severance Agreements

The Board of Directors authorized the Company to enter into individual Change in Control Executive Severance Agreements (the “Agreements”) with Messrs. Harding, McCombs, Harless, Lubin, Epstein and Ms. Molnar (the “Executives”). These Agreements were dated August 1, 2005, with the exception of Mr. Harding, his Agreement being dated October 11, 2004.

The Agreements’ provisions become effective upon the occurrence of a Change of Control (as defined in the Agreements) and continue for the duration of the severance period. The severance period is two years following a Change of Control. The severance period ends with the death of the executive.

If during the severance period, an executive’s employment is terminated by the Company for any reason other than death, disability or Cause (as defined in the Agreements), or if the executive terminates his employment for Good Reason (as defined in the Agreements), the Company must pay to the executive a lump sum severance payment. The severance payment due upon such a termination of employment is equal to two times the sum of (i) the executive’s annual base pay at the highest rate in effect at any time within the 90-day period preceding the date a notice of termination of employment is given or, if higher, at the highest rate of base pay in effect within the 90-day period immediately preceding the Change of Control and (ii) the greatest amount of incentive (bonus) pay received by the executive for any calendar year or portion thereof from and including the third year prior to the first occurrence of a Change of Control.

Additionally, upon termination, the executives will be entitled to receive medical and life insurance benefits for the period of two years from the date of the termination or cash in lieu thereof.

COMPANY FINANCIAL PERFORMANCE

The following graph compares the performance of the Company’s Common Stock with the S&P 500 Index and a Selected Peer Group Index constructed by the Company. The comparison of total return for each of the years assumes $100 was invested on October 1, 2000 in each of the Company, the S&P 500 Index and the Selected Peer Group Index, with investment return weighted on the basis of market capitalization. The Peer Group comprises Acxiom Corp., Catalina Marketing Corp., RR Donnelley & Sons Company, Dun & Bradstreet Corp., Knight-Ridder, Inc., Readers Digest Association Inc., Scholastic Corp., The Washington Post Company, Tribune Co. and Valassis Communications Inc. The Peer Group represents a mix of newspaper, publishing, database and marketing services companies in several of ADVO’s major markets.

Comparison of Five Year Cumulative Total Return*

Among ADVO, Inc., the S&P and Selected Peer Group**

	Cumulative Total Return
	2000	2001	2002	2003	2004	2005
ADVO, INC.	$100.00	$103.03	$96.21	$126.15	$140.92	$149.32
S&P 500	100.00	73.38	58.35	72.58	82.65	92.78
Peer Group	100.00	85.76	99.81	104.39	116.14	114.60

Assumes $100 invested October 1, 2000 in ADVO, Inc. Common Stock, S&P 500 Index and the Peer Group Index.

*	Total return assumes reinvestment of dividends.
**	ADVO’s fiscal year ends on the last Saturday in September.

2. APPROVAL AND ADOPTION OF THE 2006 INCENTIVE COMPENSATION PLAN

The Board of Directors has adopted, subject to and effective upon Shareholder approval, the ADVO, Inc. 2006 Incentive Compensation Plan (the “2006 Plan”). The Board of Directors recommends that the Shareholders vote “FOR” this Proposal No. 2 and approve the 2006 Plan in order to continue to promote the Company’s compensation philosophy and to allow the Company to continue to deduct certain payments made to executive officers of the Company under the federal tax laws, as discussed below. If the Shareholders approve the 2006 Plan, it will replace the preexisting plans of the Company and no additional awards will be made under any such preexisting plans.

Reasons for the 2006 Plan

The purpose of the 2006 Plan is to assist the Company and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Company and/or its subsidiaries. The 2006 Plan is also intended to enable such persons to acquire a, or increase their, proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.

Description of the 2006 Plan

A summary of the 2006 Plan appears below. This summary is qualified in its entirety by reference to the text of the 2006 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

General. The 2006 Plan is an “omnibus” plan that provides for a variety of cash and/or equity and equity-based award vehicles, including stock options, performance shares, stock appreciation rights, restricted stock, restricted stock units and other stock or cash-based awards. The 2006 Plan is designed to provide the Company flexibility in the implementation of its equity compensation programs. Shareholder approval of the 2006 Plan will also allow the Compensation Committee to continue to grant awards that qualify as “performance-based” compensation under Code Section 162(m), preserving the Company’s tax deduction for such compensation. If the 2006 Plan is approved by the Shareholders at the Annual Meeting, the 2006 Plan will become effective that same day and will expire on the tenth anniversary of such approval, and no further awards will be made under any of the Company’s preexisting plans.

Administration. The 2006 Plan will be administered by the Compensation Committee of the Board (the “Committee”) or, at the discretion of the Board from time to time, the 2006 Plan may be administered by the Board. The Committee has, with certain limitations, the exclusive power to, among other things, establish the design of awards, determine performance measures, grant awards, designate participants, determine the type or types of awards to be granted to each participant and to determine the terms and conditions of any award granted under the 2006 Plan. To the extent permitted by applicable law, the Committee may delegate its authority to any individual or committee of individuals.

Eligibility for Participation. Any employee, officer, consultant or director of the Company or its subsidiaries or affiliates may be selected to receive awards under the 2006 Plan, subject to certain limitations on the grant of incentive stock options. The Company expects that approximately 150 people, including the Company’s current 12 executive officers and 7 non-executive directors, will receive awards under the 2006 Plan each year.

Types of Awards. The 2006 Plan provides for the grant of cash awards, stock options (“Options”) (including both incentive stock options (“ISOs”) and nonqualified stock options (“NQOs”)), stock appreciation rights (“SARs”), Performance Awards (including “performance share rights” as described below), Restricted Stock and

Restricted Stock Units, Deferred Stock Units and Dividend and Interest Equivalents, each of which are briefly described below. Reference is made to the text of the 2006 Plan for a complete description of each of the above award types.

Options. Both ISOs and NQOs may be granted under the 2006 Plan. The exercise price for Options under the 2006 Plan cannot be less than the fair market value at the grant date and no Option may have a term beyond 10 years. ISOs are subject to further restrictive provisions as set forth in the 2006 Plan, and must comply with Section 422 of the Internal Revenue Code. In no event will the Plan allow a “reload” feature. All other terms and conditions will be established by the Committee.

Stock Appreciation Rights. SARs may be granted on terms established by the Committee. The grant price for SARs under the 2006 Plan cannot be less than the fair market value at the grant date. Upon the exercise of SARs, the participating employee will receive cash or Common Stock equal to the difference between the fair market value at the exercise date and the grant price as determined by the Committee.

Performance Awards. The Company may grant rights to receive Awards based upon the achievement of performance goals and on such terms and conditions as may be selected by the Committee, including the various performance goals, as discussed below.

Restricted Stock. Restricted stock awards may be made on such terms as the Committee establishes, including provisions for vesting based on employment and/or upon the achievement of performance goals.

Dividend Equivalents. The Plan authorizes the grant of Dividend Interest Equivalents, which entitle a participant to receive payments equal in value to the cash dividends that would have been paid for all or a portion of the number of shares, subject to any hypothetically outstanding shares.

Bonus Stock and Awards in Lieu of Other Obligations. The Committee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other Awards in lieu of obligations to pay cash or deliver other property under the 2006 Plan or under other plans or compensatory arrangements, as restricted by the Plan.

Other Awards. The 2006 Plan authorizes other cash and/or stock-based awards on the terms and conditions established by the Plan Committee.

Available Shares. Subject to adjustment as provided in the Plan, the total number of shares of the Company’s Common Stock reserved and available for delivery in connection with Awards under the Plan shall be:

(a)	1,500,000, plus

(b)	the number of shares of the Company’s Common Stock remaining available under preexisting plans of the Company immediately prior to the date on which shareholders of the Company approve the adoption of the Plan, plus

(c)	the number of shares of the Company’s Common Stock subject to awards under preexisting plans of the Company which becomes available in accordance with the Plan after the date on which shareholders of the Company approve the adoption of the Plan. Any shares of the Company’s Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

Shares of Stock subject to an Award under the Plan or award under a preexisting plan of the Company that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant shall also be reserved and available for delivery under the Plan, including

(a)	the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and

(b)	the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular participant under any applicable law or regulation, such shares shall be available exclusively for Awards to participants who are not subject to such limitation.

Internal Revenue Code Section 162(m). Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to the chief executive officer and the four most highly compensated officers, referred to as the “Covered Employees.” This limitation does not apply, however, to “qualified performance-based compensation.” Because Options granted under the 2006 Plan must have an exercise price equal to at least fair market value at the date of grant, are granted to covered individuals by a compensation committee consisting of at least two outside directors, and because the 2006 Plan limits the number of shares that may be the subject of awards granted to any employee during any calendar year, compensation from the exercise of Options or SARs should qualify as “qualified performance-based compensation” for purposes of Section 162(m).

In addition, the 2006 Plan authorizes the Committee to grant other Performance Awards or Annual Incentive Awards to Covered Employees that are conditioned on the satisfaction of performance criteria. For those awards to meet the requirements of the “qualified performance-based compensation” exception to Section 162(m), the Plan Committee must establish the applicable performance conditions prior to or within a specified period after the start of the applicable performance period. Performance measures may be based upon the Company’s performance, individual performance, performance of a division, region, department or function within the Company, or may be measured against a relative peer group or prior performance. Performance measures may include the following measures for this purpose:

(a)	earnings per share;

(b)	increase in revenues or margin;

(c)	increase in cash flow;

(d)	revenue per piece; pieces per package;

(e)	return on assets, return on investment, return on capital, return on invested capital, return on equity;

(f)	operating profits in excess of cost of capital employed;

(g)	direct contribution;

(h)	net income; pretax earnings; pretax earnings before interest, depreciation and amortization (EBITDA); pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes (local, state or federal) and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company;

(i)	working capital;

(j)	management of fixed costs or variable costs;

(k)	identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;

(l)	total shareholder return;

(m)	debt reduction; and

(n)	any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under the Plan.

The grant, exercise and/or settlement of Performance Awards or Annual Incentive Awards shall be contingent upon the achievement of objective, preestablished performance criteria.

In no event may an individual receive awards under the 2006 Plan for a given calendar year (i) covering in excess of 750,000 shares of Common Stock or (ii) in the case of cash awards, in excess of $2,000,000.

So that Options and SARs granted under the 2006 Plan qualify as performance-based compensation, and to permit the Committee to grant other awards under the 2006 Plan that are intended to qualify for the exclusion, the 2006 Plan is being submitted to the Shareholders for approval. A vote in favor of approving the 2006 Plan will be a vote approving all the material terms and conditions of the Plan for purposes of the performance-based exemption under Section 162(m), including the performance measures, eligibility requirements and limits on various awards, in each case as described above.

Change In Control. In the event of a change in control (as defined in the 2006 Plan), unless otherwise provided in the Award agreement:

(a)	Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in the Plan;

(b)	Any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of the Company’s Common Stock covered by such Option, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of the Company’s Common Stock covered by such Option;

(c)	The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in the Plan; and

(d)	With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided in the Award agreement relating to such Award.

Other Significant Features

•	Repricing of options issued under the 2006 Plan is not permitted without Shareholder approval.

•	Discounted stock options are prohibited.

Tax Treatment of Awards. The following discussion is only a summary of the effect of U.S. federal income taxation upon participants and the Company for the grant and/or exercise of various awards in the 2006 Plan.

Participants in the 2006 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described in this proxy. Information contained in this proxy is not intended as tax advice and prospective participants in the 2006 Plan should contact their personal tax advisors to ascertain the specific tax consequences applicable to them.

Incentive Stock Options. In general, the grant of an ISO results in no taxable ordinary income to the participant and no deduction to the Company at the time the ISO is granted or exercised. If the participant holds the common shares received as a result of the exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the common shares is treated as a long-term capital gain. If the common shares are disposed of during this period, however, then the participant must include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the common shares upon exercise of the stock option over the stock option price. The excess, if any, of the sale price over the fair market value of the Company’s common stock on the date of exercise will be a short-term capital gain. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the exercised ISO. The deduction, in general, will be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.

Non-Qualified Stock Options. Generally, an NQO results in no taxable income to the participant and no deduction to the Company at the time of the grant. However, a participant exercising an NQO will, at that time, realize taxable compensation in the amount of the difference between the stock option price and the then fair market value of the Company’s Common Stock. Provided that certain reporting requirements are satisfied, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the taxable compensation recognized by the participant. Upon the sale or disposition of shares acquired pursuant to an NQO, the difference between the proceeds realized and the participant’s basis in the shares will be treated as a long-term or short-term capital gain (or loss), depending upon the holding period of the common shares.

Stock Appreciation Rights. Generally, no taxable income is recognized by a participant receiving a non-vested SAR payable in stock at the time the SAR is granted. Upon exercise and settlement, the spread between the then current market value of the Company’s Common Stock and the base price of the SAR will be taxed as ordinary income to the participant. The Company will be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the settlement.

Other Awards. The current United States federal income tax consequences of other awards authorized under the 2006 Plan are generally in accordance with the following: (i) the fair market value of restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant and (ii) the amount of cash paid (or the fair market value of the common shares issued) to settle restricted stock units and performance units is generally subject to ordinary income tax. Cash awards will be taxable income to the recipient at the date of payment. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Withholding for Payment of Taxes. The 2006 Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. The 2006 Plan permits a participant to satisfy this requirement, subject to the terms of the 2006 Plan, by having the Company withhold from the participant a number of shares of Common Stock otherwise issuable under the award having a fair market value equal to the amount of applicable payroll and withholding taxes.

Benefits to Named Executive Officers and Others

If the 2006 Plan is approved by the Shareholders, future awards of equity interests to employees will be made under the Plan. All employees of the Company who are selected to participate in the Company’s equity compensation programs, including executive officers, will receive the potential benefit of grants and awards under the Plan.

Although the amount of future awards is not determinable, the following table sets forth information regarding the awards which would have been received by or allocated to the “Named Executive Officers” of the Company, individually and in groups and non-executive directors, for fiscal year 2005 had the 2006 Plan been in effect, based upon the actual awards of stock options and restricted stock granted to them in under the Company’s preexisting plan.

ADVO, Inc. 2006 Incentive Compensation Plan Benefits

	Stock Options		Restricted Stock
Name and Position	Weighted Average Exercise Price (1)	Stock Options Awards (2)	Weighted Average Grant Price (3)	Restricted Stock Awards (4)
S. Scott Harding Chief Executive Officer	$31.90	100,000	$31.90	60,000

Stephanie Molnar Executive Vice President- President, Sales and Services	$36.20	50,000	$31.90	10,000

Donald E. McCombs Executive Vice President President, Operations Group	$36.20	40,000	$36.20	3,000

Edwin Harless Executive Vice President Chief Administrative Officer	$36.20	37,500	—	—

Myron L. Lubin Executive Vice President President, Diversified Business Group	—	—	—	—

Jeffrey E. Epstein Executive Vice President Chief Financial Officer	$32.79	60,000	$32.79	30,000

Current Executive Officers, as a group	$34.20	383,649	$32.21	133,000

Non-Executive Directors, as a group	$35.75	15,000	$36.50	31,500

All Employees who are not Executive Officer, as a group	$35.69	375,249	—	—

(1)	The weighted average exercise price reflects the fair market value of each stock option grant on the date of issuance. As of December 8, 2005, the closing price of the Company’s Common Stock was $27.68 per share.

(2)	All stock option awards granted in fiscal 2005 were granted with exercise prices equal to the fair market value of the Company’s Common Stock at the date of issuance. The actual number of stock option awards to be granted under the 2006 Plan is not determinable at this time.

(3)	The weighted average grant price reflects the fair market value of the stock of each grant on the date of grant.

(4)	Restricted stock awards granted in fiscal 2005 were made in connection with the hiring, promotion and retention of executive officers and were based upon the grade level of the position being filled. Restricted stock grants were also granted to non-employee directors as part of their annual compensation. The actual number of restricted stock grants to be issued under the 2006 Plan is not determinable at this time.

Shareholder Approval

The affirmative vote of a majority of the Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of the 2006 Plan.

The Board of Directors recommends a vote “FOR” proposal 2.

3. APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors recommends that proxies be voted in favor of the ratification of the appointment by the Company’s Audit Committee of Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending September 30, 2006. Approval of this proposal will be determined by a majority of votes cast.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.

The Board of Directors recommends a vote “FOR” proposal 3.

OTHER BUSINESS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before such meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2007 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company prior to August 15, 2006. The form of proxy issued with the Company’s 2007 proxy statement will confer discretionary authority to vote for or against any proposal made by a stockholder at the 2007 Annual Meeting that was not included in the Company’s 2007 proxy statement. However, under the rules of the SEC, such discretionary authority may not be exercised if the stockholder proponent has given the Secretary of the Company notice of such proposal prior to October 31, 2006, and certain other conditions provided for in the SEC rules have been satisfied.

Stephen L. Palmer

Secretary

December 15, 2005

Exhibit A

ADVO, INC.

2006 INCENTIVE COMPENSATION PLAN

ADVO, INC.

2006 INCENTIVE COMPENSATION PLAN

1.	PURPOSE

The purpose of this 2006 Incentive Compensation Plan (the “Plan”) is to assist ADVO, Inc., a Delaware corporation (the “Company”), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Company and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

2.	DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)	“Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b)	“Award” means any Option, SAR (including Limited SAR), Restricted Stock, Restricted Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(c)	“Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)	“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)	“Board” means the Company’s Board of Directors.

(f)	“Change in Control” means Change in Control as defined with related terms in Section 9 of the Plan.

(g)	“Change in Control Price” means the amount calculated in accordance with Section 9(c) of the Plan.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)	“Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be

(i)	a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and

(ii)	an “outside director” as defined under Code Section 162(m), unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Code Section 162(m).

(j)	“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

(k)	“Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l)	“Effective Date” means .

(m)	“Eligible Person” means each Executive Officer and other officers and employees of the Company or of any subsidiary, and other persons who provide services to the Company or any of its subsidiaries including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o)	“Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(p)	“Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the date on which the determination of fair market value is being made, or if no shares of Stock were traded on such date, then the last trading date prior thereto.

(q)	“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

(r)	“Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

(s)	“Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(t)	“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(u)	“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(v)	“Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(w)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(x)	“Preexisting Plans” mean the ADVO, Inc. 1998 Incentive Compensation Plan (effective November 6, 1998); the ADVO, Inc. 1986 Employee Restricted Stock Plan (as amended and restated effective January 22, 1998); the ADVO, Inc. 1988 Non-Qualified Stock Option Plan and 1993 Stock Option Subplan (as amended and restated effective January 22, 1998); the ADVO, Inc. 1986 Stock Option Plan, as amended; and the Corporate Management and Division/Regional Incentive Plans.

(y)	“Qualified Member” means a member of the Committee who is a “Non- Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(z)	“Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(aa)	“Restricted Stock Unit” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(bb)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(cc)	“Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(dd)	“Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

3.	ADMINISTRATION.

(a)	Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, or except to the extent applicable law limits the Board’s authority to delegate any responsibility, in either such case references herein to the “Committee” shall be deemed to include or be references to the “Board,” as the case may be. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b)	Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, may be taken either

(i)	by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or

(ii)

by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted under applicable law, the Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan. The Committee may revoke any delegation or allocation of authority at any time, in accordance with applicable law.

(c)	Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.	STOCK SUBJECT TO PLAN

(a)	Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be

(i)	1,500,000, plus

(ii)	the number of shares of Stock remaining available under Preexisting Plans immediately prior to the date on which shareholders of the Company approve the adoption of the Plan, plus

(iii)	the number of shares of Stock subject to awards under Preexisting Plans which become available in accordance with Section 4(c) hereof after the date on which shareholders of the Company approve the adoption of the Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)	Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)	Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including

(i)	the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and

(ii)	the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

5.	ELIGIBILITY; PER-PERSON AWARD LIMITATIONS.

Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 750,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Participant shall be $2 million, and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Participant on an annualized basis shall be $2 million.

6.	SPECIFIC TERMS OF AWARDS

(a)	General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m) if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Company Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)	Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

(ii)	Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants. In no event may an Option remain exercisable more than 10 (ten) years following the date of grant. To the extent that the Committee permits the use of a “cashless exercise” to exercise any Option, the Committee may designate a securities brokerage firm or firms through which all such exercises must be effected. Notwithstanding anything contained herein to the contrary, in no event will the Plan permit a “reload feature,” in which replacement stock options are issued to any Participant in exchange for stock held by that Participant upon exercise of an Option.

(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)	Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of

(1)	the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over

(2)	the grant price of the SAR as determined by the Committee, provided that such grant price shall be not less than the Fair Market value of a share of stock on the date of grant of such SAR except as provided under Section 7(a) hereof.

(ii)	Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)

Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a

Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following term’s and conditions:

(i)	Award and Restrictions. Satisfaction of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)

Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Restricted Stock Units), all Restricted Stock Units that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(iii)	Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be either

(1)	paid with respect to such Restricted Stock Units at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or

(2)	deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f)	Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g)	Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)	Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7.	CERTAIN PROVISIONS APPLICABLE TO AWARDS

(a)	Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

(b)	Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of 10 (ten) years (or such shorter term as may be required in respect of an ISO under Code Section 422).

(c)	Form and Timing of Payment under Awards. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer or in installments in accordance with applicable law. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)	Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)	Non-Competition Agreement. Each Participant to whom an Award is granted under the Plan, who has not already done so at the time of such grant, may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in direct competition with the Company or any of its subsidiaries for one year after the termination of such Participant’s employment with the Company and its subsidiaries.

(f)	Limitation on Vesting of Certain Awards and Repricing.

(i)	Vesting Limitations. Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards, as described in Section 6(d), 6(e) and 6(h) of the Plan, respectively, generally will vest over a minimum period of three years [or shall be subject to a performance-based vesting schedule] except in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances. The foregoing notwithstanding,

(1)	Restricted Stock, Restricted Stock Units, and Other-Stock-Based Awards as to which either the grant or vesting is based on the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances, and

(2)	up to 5% of the shares of Stock authorized under the Plan may be granted as Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards without any minimum vesting requirements. For purposes of this Section 7(f), vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

(ii)	Repricing. Notwithstanding anything to the contrary contained in the Plan, the Committee will not, without prior approval of the Company’s stockholders, permit any Option or SAR under the Plan to be cancelled, substituted for, repriced or terminated and re-granted at an exercise price lower than its initial exercise price at the date of grant, or otherwise trigger the disclosure obligations under Item 402(i) of Regulation S-K or any successor provision.

8.	PERFORMANCE AND ANNUAL INCENTIVE AWARDS

(a)	Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

(b)	Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i)	Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the

Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards:

(1)	earnings per share;

(2)	increase in revenues or margin;

(3)	increase in cash flow;

(4)	revenue per piece; pieces per package;

(5)	return on assets, return on investment, return on capital, return on invested capital, return on equity;

(6)	operating profits in excess of cost of capital employed;

(7)	direct contribution;

(8)	net income; pretax earnings; pretax earnings before interest, depreciation and amortization (EBITDA); pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes (local, state or federal) and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company;

(9)	working capital;

(10)	management of fixed costs or variable costs;

(11)	identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;

(12)	total shareholder return;

(13)	debt reduction; and

(14)	any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(iii)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv)	Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)	Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of

(1)	the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or

(2)	the amount of potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c)	Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i)	Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii)

Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii)	Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of

(1)	the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or

(2)	the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d)	Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e)	Status of Section 8(b) and Section 8(c) Awards under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.	CHANGE IN CONTROL

(a)	Effect of “Change in Control.” In the event of a “Change in Control,” the following provisions shall apply unless otherwise provided in the Award agreement:

(i)	Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

(ii)	Any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option;

(iii)	The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iv)	With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided in the Award agreement relating to such Award.

(b)	Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred if:

(i)	any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) acquires securities of the Company and immediately thereafter is the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities (except that an acquisition of securities directly from the Company shall not be deemed an acquisition for purposes of this clause (i));

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii)	the consummation of a merger or consolidation of the Company with any other entity, other than

(1)	a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation or

(2)	a merger or consolidation in which no premium is intended to be paid to any shareholder participating in the merger or consolidation;

(iv)	the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

(v)	any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

(c)	Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of

(i)	the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or

(ii)	the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10.	GENERAL PROVISIONS.

(a)	Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)

Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

(i)	the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter,

(ii)	the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof,

(iii)	the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and

(iv)	the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)

Taxes. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)	Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

(f)	Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as

(i)	giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary,

(ii)	interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time,

(iii)	giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or

(iv)	conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g)	Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for certain incentive awards and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(h)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i)	Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

(k)	Awards under Preexisting Plans. Upon approval of the Plan by shareholders of the Company as required under Section 10(l) hereof, no further awards shall be granted under the Preexisting Plans.

(l)	Plan Effective Date and Shareholder Approval. The Plan has been adopted by the Board on October 27, 2005, to be effective upon shareholder approval. The Plan was approved by the shareholders of the Company at the Company’s Annual Meeting of Shareholders held on .

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of Directors:		Nominees for election by holders of Common Stock: 01 Todd Brown, 02 David F. Dyer, 03 Bobbie Gaunt, 04 S. Scott Harding, 05 Charles M. Herington, 06 Karen Kaplan, 07 John Mahoney, 08 Howard H. Newman. INSTRUCTION: To withhold your vote for any nominee(s), write that nominee's name on the line below.

	FOR all nominees listed to the right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees
	☐	☐	2.	The approval and adoption of the 2006 Incentive Compensation Plan.	FOR	AGAINST	ABSTAIN
					☐	☐	☐
			3.	Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Auditors for fiscal 2006.	FOR	AGAINST	ABSTAIN
					☐	☐	☐
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
			Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.				I plan to attend the meeting	☐

Signature _____________________________ Signature _____________________________ Date ________________
Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ad Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by Telephone,
you do NOT need to mail back your proxy card.

ADVO, INC.
PROXY		PROXY
One Targeting Centre, Windsor, Connecticut 06095-2639 PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Stephen L. Palmer and John D. Speridakos, and each of them, with full power of substitution, the proxies of the undersigned to vote all the shares of the Common Stock of ADVO, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on January 26, 2006 at the Company's corporate headquarters, One Targeting Centre, Windsor, CT commencing at 11:30 a.m. (EST) or any adjournment thereof.

     In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" ALL NOMINEES FOR DIRECTOR AND WILL BE VOTED "FOR" Proposal 2 and "FOR" Proposal 3.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement.

(PLEASE VOTE, SIGN AND DATE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

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